Exhibit 10.7

REVOLVING NOTE

$5,000,000.00

New York, New York

December 23, 2016

FOR VALUE RECEIVED, the undersigned hereby promises to pay to the order of KEYBANK NATIONAL ASSOCIATION or its registered assigns (the “Lender”), in lawful money of the United States of America in immediately available funds, at 660 White Plains Road, 2nd Floor, Tarrytown, NY 10591, the principal amount of all unpaid and outstanding Advances with respect to the Revolving Loans (as such term and each other capitalized term used herein are defined in the Agreement hereinafter referred to) with interest on the unpaid principal balance hereof from time to time outstanding at said office until paid at the rates and at the times provided in the Agreement.

This Revolving Note (as amended, restated, supplemented or otherwise modified from time to time, this “Note”) is the Revolving Note referred to in the Credit Agreement, dated as of December 23, 2016, between, the undersigned and the Lender (as amended, restated, modified and/or supplemented from time to time, the “Agreement”) and is entitled to the benefits thereof and of the other Loan Documents. This Note is secured by and entitled to the benefits of the Security Agreement. As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Termination Date, in whole or in part.

Requests for Advances hereunder may be made in accordance with the terms and conditions of the Agreement. The Lender may enter in its business records and/or on the grid attached hereto (the “Grid”) the amount of each Advance made hereunder. The Lender’s records of each such Advance shall, in the absence of manifest error, be conclusively binding upon the Borrower. In the event the Lender provides confirmation of the terms of any Advance to the Borrower, the Borrower agrees that unless the Lender receives a written notification of exceptions to such confirmatory statement or notice within three (3) Business Days after such confirmatory statement or notice is mailed or otherwise provided in writing to the Borrower, the confirmation shall be deemed an account stated, correct, acceptable and conclusively binding upon the Borrower.

In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

The liability of the Borrower shall be unconditional without regard to the liability of any other party and shall not be in any manner affected by any indulgence whatsoever granted or consented to by the Lender, including, without limitation, any release of any other party, extension of time, renewal, waiver or other modification. Any forbearance, failure, or delay by the Lender in exercising any right, power or remedy under this Note or under applicable law shall not be deemed to be a waiver of such right, power or remedy, nor shall any single or partial exercise of any right, power or remedy preclude the further exercise thereof.

The undersigned hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES).

[Signature Page to Follow]

NYM HOLDING, INC.

By:	/s/ Mei Deng
Name:	Mei Deng
Title:	Authorized Signatory

[Signature Page to Revolver Note]

GRID

Advance No.	Date of Advance	Principal Advance Amount
1
2
3
4